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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-47045 of Communications Systems International, Inc. of our report dated June 2, 1997, August 11, 1997, September 17, 1997, October 9, 1997, October 31, 1997,
December 30, 1997 and April 22, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado
April 24, 1998